UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 28, 2013

WESTMOUNTAIN INDEX ADVISOR, INC.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000- 53028	26-1315498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 2186 S. Holly St., Suite 104, Denver, CO 80222
 (Address of principal executive offices including zip code)

(303) 800-0678
 (Registrant's telephone number, including area code)

123 North College Ave, Ste 200, Ft. Collins, Colorado 80524
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – OTHER EVENTS

Item 8.01 Other Events.

WestMountain Index Advisor, Inc. (“WestMountain”) (OTCQB: WMTN), an emerging mineral exploration and development company, held its 2013 Annual Meeting of Stockholders on February 28, 2013.  The results of the Annual Meeting are set forth below.  Each of the matters considered at the meeting was described in detail in the definitive proxy statement on Schedule 14A that the Company filed with the Securities and Exchange Commission on December 31, 2012.

Proposal No.1 - The following four nominees were elected to serve on the Board of Directors until the 2014 Annual Meeting of Stockholders:

Motion	Description	Vote	Shares
1	Gregory Schfrin	For	15,670,764
		Withheld	78,337
	James Baughman	For	15,737,431
		Withheld	11,670
	Michael Lavigne	For	15,737,431
		Withheld	11,670
	Dale Rasmussen	For	15,743,681
		Withheld	5,420

Proposal No. 2 - The Company’s 2012 Stock Incentive Plan was approved as follows:

2	Stock Incentive Plan	For	11,334,097
		Against	3,878,337
		Abstain	536,667
		Non Vote	423,555

Proposal No. 3 – The amendment to the Company’s Articles of Incorporation changing the Company’s name to WestMountain Gold, Inc. was approved as follows:

3	Amendment for Name	For	16,169,491
	Change	Against	3,165
		Abstain	-
		Non Vote	-

The Company expects to finalize the name change to WestMountain Gold, Inc. and begin to trade under this name effective March 10, 2013.

Proposal No. 4.- PMB Helin Donovan LLP, Inc. of Seattle, WA was ratified as the Company’s independent registered public accounting firm for the fiscal year ending October 31, 2013 as follows:

4	Auditors	For	16,171,136
		Against	1,520
		Abstain	-
		Non Vote	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: WestMountain Index Advisor, Inc.

February 28, 2013	By:	/s/ Mark Scott
Mark Scott, CFO

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